Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated September 27, 2000 included in and incorporated by reference in JD American Workwear, Inc.'s Annual Report on Form 10-K, for the fiscal year ended February 29, 2000 as amended by Form 10-K/A dated October 30, 2000 and to all references to our firm included in or made a part of this Registration Statement.

/s/ BELLA, HERMIDA, GILLMAN, HANCOCK & MUELLER

Plant City, Florida
January 8, 2001